                                                      REGISTRATION NO. 333-53939


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 1 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                SOFTWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             7372                            52-1092916
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                        5845 RICHMOND HIGHWAY, SUITE 400
                           ALEXANDRIA, VIRGINIA 22303
                                 (703) 317-2424
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 JUDY G. CARTER
                            CHIEF EXECUTIVE OFFICER
                                SOFTWORKS, INC.
                        5845 RICHMOND HIGHWAY, SUITE 400
                           ALEXANDRIA, VIRGINIA 22303
                                 (703) 317-2424
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

             DAVID H. LIEBERMAN, ESQ.                             IRA A. GREENSTEIN, ESQ.
     BLAU, KRAMER, WACTLAR & LIEBERMAN, P. C.                     MORRISON & FOERSTER LLP
         100 JERICHO QUADRANGLE, SUITE 225                      1290 AVENUE OF THE AMERICAS
              JERICHO, NEW YORK 11753                            NEW YORK, NEW YORK 10104
                TEL: (516) 822-4820                                 TEL: (212) 468-8000
                FAX: (516) 822-4824                                 FAX: (212) 468-7900

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
              TITLE OF EACH CLASS OF                        PROPOSED MAXIMUM                     AMOUNT OF
            SECURITIES TO BE REGISTERED                AGGREGATE OFFERING PRICE(1)           REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share............            $48,250,000                        $14,234
=====================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the distribution, all of which shall be borne by the Company, are as follows:

                            ITEM                              AMOUNT
                            ----                              -------
SEC registration fee........................................  $14,234
NASD filing fee.............................................    5,325
NASDAQ Application..........................................        *
Blue Sky fees and expenses (including legal fees)...........        *
Transfer Agent fees.........................................        *
Accounting fees and expenses................................        *
Legal fees and expenses.....................................        *
Blue Sky fees and expense...................................        *
Printing and Engraving fees.................................        *
Miscellaneous...............................................        *
                                                              -------
          Total.............................................  $     *
                                                              =======

---------------
* To be filed by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the "Delaware Act"), subject to the procedures and limitations stated therein, to indemnify certain parties. Section 145 of the Delaware Act provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred. Section 145 provides further that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise.

     The Company's Certificate of Incorporation and By-laws contain provisions that limit the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. The Company has applied for officers and directors liability insurance. The Company is unaware of any pending or threatened litigation against the Company or its directors that would result in any liability for which such director would seek indemnification or similar protection.

     The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its stockholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction that involves a conflict between the interests of the Company and those of the director) or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions, including grossly negligent business decisions relating to attempts to change control of the Company.

     The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (stockholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance.

     These provisions diminish the potential rights of action that might otherwise be available to stockholders by limiting the liability of officers and directors to the maximum extent allowable under Delaware law and by affording indemnification against most damages and settlement amounts paid by a director of the Company in connection with any stockholders derivative action. However, the provisions do not have the effect of limiting the right of a stockholder to enjoin a director from taking actions in breach of the director's fiduciary duty, or to cause the Company to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken.

     The Company has entered into indemnification agreements with certain of its officers. The indemnification agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a legal proceeding, including amounts paid in settlement by or on behalf of an indemnitee thereunder.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Immediately prior to the offering, the Company will effect a reincorporation into the State of Delaware pursuant to an agreement and plan of merger by and between the Company and SOFTWORKS, Inc., a Maryland corporation (the "Merger"). The issuance of shares by the Company in connection with the Merger will be exempt from registration under the Securities Act pursuant to
Section 3(a)(9) thereof.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBITS
--------
     1.1   Form of Underwriting Agreement
     1.2   Form of Agreement Among Underwriters
     1.3   Form of Selected Dealer Agreement
     3.1   Certificate of Incorporation of the Registrant
     3.2   By-laws of the Registrant
     4.1   Specimen Common Stock Certificate*
     5.1   Form of Opinion and Consent of Blau, Kramer, Wactlar &
           Lieberman, P.C. regarding the legality of the securities
           being registered*
     9     Form of Voting Trust Agreement

EXHIBITS
--------
    10.1   Lease Agreement dated June 14, 1994 between the Registrant and WHT Real Estate Limited Partnership
    10.2   First Amendment to Lease Agreement
    10.3   Second Amendment to Lease Agreement
    10.4   1998 Long Term Incentive Plan
    10.5   Employment Agreement between the Registrant and James
           Cannavino*
    10.6   Employment Agreement between the Registrant and C. R.
           Kinsey, III*
    10.7   Employment Agreement between the Registrant and Judy G.
           Carter, as amended*
    10.8   Employment Agreement between the Registrant and Lisa Welch*
    10.9   Employment Agreement between the Registrant and Joseph
           Miksch*
    10.10  Employment Agreement between the Registrant and Robert
           McLaughlin*
    10.11  Form of Indemnification Agreement between the Company and its officers and directors
    10.12  Distribution Agreement dated July 8, 1997 between the
           Registrant and Cognizant Technology Solutions Corporation
    11     Computation of Earnings Per Share*
    21     The following lists the Company's subsidiaries:

                            NAME OF SUBSIDIARY                      JURISDICTION OF INCORPORATION
                            ------------------                      -----------------------------
        SOFTWORKS International, Limited.                                  United Kingdom
        SOFTWORKS SAVANTECHNOLOGY
          International, S.A.                                                   Spain
        SOFTWORKS International, LTD, Pty                                     Australia
        SOFTWORKS SAVANTECHNOLOGY do Brazil Ltda                               Brazil
        SOFTWORKS S.A.                                                         France
        SOFTWORKS Italia S.r.1.                                                 Italy
        SOFTWORKS Services Corp.                                                Texas
    23.1   Consent of Arthur Andersen LLP
    23.2   Consent of Blau, Kramer, Wactlar & Lieberman, P.C. (included in Exhibit 5)*
    24     Power of Attorney (included in signature page)
    27.1   Financial Data Schedule*

---------------
* To be filed by amendment

FINANCIAL STATEMENT SCHEDULES

     Not applicable.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          For purposes of determining any liability under the Securities Act of 1933 (the "Act"), the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) and (4) and Rule 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alexandria, Virginia on the 10th day of June, 1998.


                                          SOFTWORKS, Inc.


                                          By: /s/ JUDY G. CARTER

                                            ------------------------------------
                                            Judy G. Carter
                                            President (Chief Executive Officer)

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below on June 10, 1998, by the following persons in the capacities indicated.



                      SIGNATURE                                             TITLE
                      ---------                                             -----
                                                         Chairman of the Board and Director
-----------------------------------------------------
                 James A. Cannavino
                 /s/ JUDY G. CARTER                      President, Chief Executive Officer and a
-----------------------------------------------------    Director
                   Judy G. Carter
               /s/ C. R. KINSEY, III*                    Vice President and Secretary
-----------------------------------------------------
                  C. R. Kinsey, III
              /s/ ROBERT C. MCLAUGHLIN*                  Treasurer and Chief Financial Officer
-----------------------------------------------------
                Robert C. McLaughlin
             /s/ DANIEL DELGIORNO, JR.*                  Director
-----------------------------------------------------
                Daniel DelGiorno, Jr.
                 /s/ ROBERT DEVINE*                      Director
-----------------------------------------------------
                    Robert Devine
          *By:         /s/  JUDY G. CARTER
-----------------------------------------------------
                   Judy G. Carter
                  Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBITS                                                                   PAGE
--------                                                                   ----
     1.1   Form of Underwriting Agreement
     1.2   Form of Agreement Among Underwriters
     1.3   Form of Selected Dealer Agreement
     3.1   Certificate of Incorporation of the Registrant
     3.2   By-laws of the Registrant
     4.1   Specimen Common Stock Certificate*
     5.1   Form of Opinion and Consent of Blau, Kramer, Wactlar &
           Lieberman, P.C. regarding the legality of the securities
           being registered*
     9     Form of Voting Trust Agreement
    10.1   Lease Agreement dated June 14, 1994 between the Registrant and WHT Real Estate Limited Partnership
    10.2   Amendment No. 1 to Lease Agreement
    10.3   Amendment No. 2 to Lease Agreement
    10.4   1998 Long Term Incentive Plan
    10.5   Employment Agreement between the Registrant and James
           Cannavino*
    10.6   Employment Agreement between the Registrant and C. R.
           Kinsey, III*
    10.7   Employment Agreement between the Registrant and Judy G.
           Carter, as amended*
    10.8   Employment Agreement between the Registrant and Lisa Welch*
    10.9   Employment Agreement between the Registrant and Joseph
           Miksch*
    10.10  Employment Agreement between the Registrant and Robert
           McLaughlin*
    10.11  Form of Indemnification Agreement between the Company and its officers and directors
    10.12  Distribution Agreement dated July 8, 1997 between the
           Registrant and Cognizant Technology Solutions Corporation
    11     Computation of Earnings Per Share*
    21     The following lists the Company's subsidiaries, all of which are wholly-owned by the Company.

                NAME OF SUBSIDIARY                  JURISDICTION OF INCORPORATION
                ------------------                  -----------------------------
SOFTWORKS International, Ltd.                              United Kingdom
SST Technology International, S.A.                              Spain
SOFTWORKS International, LTD, Pty                             Australia
SST Technology do Brazil Ltda                                  Brazil
SST Technology, S.A.                                           France
SOFTWORKS Italia S.r.1.                                         Italy
SOFTWORKS Services Corp.                                        Texas
    23.1   Consent of Arthur Andersen LLP**
    23.2   Consent of Blau, Kramer, Wactlar & Lieberman, P.C. (included in Exhibit 5)*
    24     Power of Attorney (included in signature page)
    27.1   Financial Data Schedule*

---------------
 * To be filed by amendment

** Previously filed